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                                                                     EXHIBIT 4.3


               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
               -------------------------------------------------

     We have issued our report dated January 10, 1996 on the statements of condition and related bond portfolios of EVEREN Unit Investment Trusts Series 41 as of January 10, 1996 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".



                                       GRANT THORNTON LLP


Chicago, Illinois
January 10, 1996